Exhibit 10.14

Exhibit C

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$300,000

FINEPOINT INNOVATIONS, INC.

CONVERTIBLE PROMISSORY NOTE

July 27, 2005

          Pursuant to Section 4.2(b) of that certain Agreement and Plan of Merger dated even date herewith (“Merger Agreement”), FinePoint Innovations Inc., a Delaware corporation (the “Company”), the principal office of which is located at 15220 South 50th Street, Suite 105, Phoenix, Arizona 85044, for value received hereby promises to pay to InPlay Technologies, Inc., a Nevada corporation, or its registered assigns, the sum of Three Hundred Thousand Dollars ($300,000), or such lesser amount as shall then be outstanding hereunder.  The principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) February 28, 2006, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder.  Capitalized terms used but not otherwise defined in this Convertible Promissory Note (“Note”) shall have the meaning ascribed to such terms in the Merger Agreement.  In the event that any provision of this Note conflicts with any provision of the Merger Agreement, the relevant provision of the Merger Agreement will control.

          The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

          1.          Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i) “Company” includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

(ii) “Holder,” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          2.          Interest; Payment.  On the first day of each month during the period that any principal amount under this Note remains outstanding, the Company shall pay interest at the rate of nine percent (9.0%) per annum (the “Interest Rate”) on the principal outstanding during the prior month.  In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the rate equal to the highest rate then permitted by law shall continue to accrue on the balance of any unpaid principal until such balance is paid.

          3.          Events of Default.  If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

            (i)          Default in the payment of the principal and unpaid accrued interest of this Note or any other amount owed by Company to Holder when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

            (ii)          The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

            (iii)          If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

(iv) Any declared default of the Company under any indebtedness owed to Holder by Company under that certain Credit Facility Note dated July 27, 2005; or

(v) Termination or abandonment of the Merger Agreement by the Company for any reason.

          4.          Subordination.  The indebtedness evidenced by this Note is not expressly subordinated in right of payment to the prior payment in full of all other Company’s indebtedness.

          5.          Prepayment.  The Company may at any time prepay in whole or in part the principal sum, plus accrued interest to date of payment, of this Note without penalty.

          6.          Conversion.

                       6.1          Voluntary Conversion. At any time during the period that any principal amount remains outstanding under this Note, the Holder of this Note has the right, at the Holder’s option, to convert the principal and accrued interest under this Note, in whole but not in part, into an amount not to exceed 10% of the fully paid and nonassessable shares of the Company Common Stock on a fully diluted basis at a rate equal to 10% of Company Common Stock for each $300,000 outstanding on this Note.

                       6.2          Conversion Procedure.

                                       6.2.1          Notice of Conversion Pursuant to Section 6.1.  Before the Holder shall be entitled to convert this Note into shares of Company Common Stock, it shall surrender this Note at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to Section 6.1, and shall state therein the name or names in which the certificate or certificates for shares of Company Common Stock are to be issued. The Company shall have ten (10) days from receipt of such notice within which to prepay all amounts due under the Note pursuant to Section 5.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Company Common Stock to which the Holder of this Note shall be entitled as aforesaid. If Company fails to prepay all amounts due under this Note within the ten (10) day period referenced above, such conversion shall be deemed to have been made immediately prior to the close of business on the eleventh (11th) day after such surrender of this Note, and the person or persons entitled to receive the shares of Company Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Company Common Stock as of such date.

                       6.3          Delivery of Stock Certificates.  As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Company Common Stock issuable upon such conversion.

                       6.4          Mechanics and Effect of Conversion.  No fractional shares of Company Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

          7.          Security Interest.  Company hereby grants to Holder a security interest (the “Security Interest”) in all property or assets, or all rights or interests in property or assets, of Company, whether now owned or existing or hereafter acquired or arising and wherever located, and all proceeds and products thereof (collectively, the “Collateral”), including, without limitation:

            (i)          All accounts, accounts receivable, receivables, contract rights, rights to payment, chattel paper (including tangible chattel paper and electronic chattel paper), leases, instruments (including notes, promissory notes, and certificates of deposit), documents of title and general intangibles (including payment intangibles, computer programs and software, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, and rights to sue and recover for past infringement of patents, trademarks and copyrights);

            (ii)          All inventory (including raw materials, work-in-process, or materials used or consumed in the business of Company), whether in the possession of Company, warehouseman, bailee, or any other person or entity;

(iii) All machinery, furniture, fixtures, and other goods and equipment;

(iv) All contract rights (including negotiable and nonnegotiable documents of title) including without limitation all rights under a contract with Gateway Computer Corporation;

            (v)          All monies, certificates of deposit, deposit accounts, investment properties (including all securities), whether or not held in a general or special account of deposit (including any account or deposit held jointly by Company with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law);

(vi) All rights under contracts of insurance (including insurance refund claims) covering any of the above-described property;

(vii) All attachments, accessions, tools, parts, supplies, increases and additions to and all replacements of and substitutions for any of the above-described property;

(viii) All products and proceeds of any of the above-described property;

(ix) All supporting obligations of every nature of any of the above-described property; and

(x) All books and records pertaining to any of the above-described property, including any computer readable memory and any computer hardware or software necessary to process such memory.

The property described by this Section 7 shall hereafter be referred to as the “Collateral.”  Holder is authorized to file a UCC-1 or take such other actions to perfect its security interest in the Collateral.

          8.          Secured Obligations.  The Collateral shall secure, in such order of priority as Holder may elect, payment and performance of all obligations of Company under the terms of this Note and any related documents, together with all extensions, modifications, substitutions, or renewals thereof, or other advances made thereunder (collectively, the “Secured Obligations”).

          9.          Other Security.  The acceptance of this Agreement by Holder shall not be considered a waiver of or in any way to affect or impair any other security that Holder may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Secured Obligations, nor shall the taking by Holder at any time of any such additional security be construed as a waiver of or in any way to affect or impair Holder’s security interest in the Collateral.  Holder may resort, for the payment or performance of the Secured Obligations, to its several securities therefor in such order and manner as it may determine.

          10.         Waivers.  Company waives and agrees not to assert:  (i) any right to require Holder to proceed against any guarantor, to proceed against or exhaust any other security for the Secured Obligations, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (ii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Secured Obligations; and (iii) any benefit of, and any right to participate in, any other security now or hereafter held by Holder.

          11.         Assignment.  Subject to the restrictions on transfer described in Section 13 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

          12.         Waiver and Amendment. Any provision of this Note may be amended, waived, or modified only upon the written consent of the Company and Holder.

          13.         Transfer of This Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 13 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

          14.         Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

          15.         Notices.  Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class United States mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein.  Any party hereto may by notice so given change its address for future notice hereunder.

          16.         No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of the Company Common Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

          17.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, excluding that body of law relating to conflict of laws.

          18.         Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

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          IN WITNESS WHEREOF, the Company has caused this Note to be issued this 27th day of July, 2005.

FINEPOINT INNOVATIONS, INC.

By	/s/ STEPHEN CALDWELL

Stephen Caldwell, President

Name of Holder:	InPlay Technologies, Inc.
Address:	Attn: Robert Brilon
234 South Extension, #013
Mesa, Arizona 85210